Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2

AMENDMENT NO. 2, dated as of July 3, 2014 (this “Amendment”), to the Credit Agreement (as defined below) and to the Security Agreement (as defined below), by and among NAVISTAR, INC., a Delaware corporation (“Borrower”), the financial institutions party hereto, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (“Bank of America” or, together with any successor administrative agent appointed pursuant thereto, in such capacity and including any permitted successor or assign, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders, the Administrative Agent and the other agents party from time to time thereto entered into that certain Amended and Restated ABL Credit Agreement dated as of August 17, 2012 (as amended by Amendment No. 1, dated as of April 2, 2013, among Borrower, the Lenders party thereto and the Administrative Agent, and as further amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower and the Administrative Agent entered into that certain Amended and Restated Security Agreement, dated as of August 17, 2012 (as amended by Amendment No. 1, dated as of April 2, 2013, among Borrower, the Lenders party thereto and the Administrative Agent, and as further amended, supplemented, or otherwise modified from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement or the Security Agreement, as applicable);

WHEREAS, Borrower desires to amend each of the Credit Agreement and the Security Agreement;

WHEREAS, the Administrative Agent and the Lenders are willing to enter into this Amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

Section 1.1 Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date (as defined below) as follows:

(a) The defined terms “Eligible In-Transit Used Truck Inventory” and “Eligible Used Truck Inventory” are hereby deleted in their entirety.

(b) The following new defined terms are hereby inserted in proper alphabetical order:

“Adjusted Excess Availability” means, at any time, (a) Excess Availability at such time plus (b) the amount on deposit in the Designated LC Collateral Account at such time; provided that the amount in this clause (b) shall not exceed the Cash Collateral Cap at such time.

“Adjusted Exposure” means, at any time, (a) the aggregate Exposure at such time minus (b) the amount on deposit in the Designated LC Collateral Account at such time; provided that the amount in this clause (b) shall not exceed the Cash Collateral Cap at such time.

“Cash Collateral Cap” means, at any time, the lesser of (a) the Maximum Cash Collateral Cap at such time and (b) the Collateralized LC Exposure at such time.

“Collateralized LC Exposure” means, at any time of determination, the sum of (a) the aggregate undrawn amount of all outstanding Collateralized Letters of Credit at such time, plus (b) the aggregate amount of all LC Disbursements with respect to such Collateralized Letters of Credit that have not yet been reimbursed or converted to Loans by Borrower at such time. For the avoidance of doubt, “Collateralized LC Exposure” shall include both the cash collateralized portion of all Collateralized Letters of Credit and the non-cash collateralized portion of all Collateralized Letters of Credit. The Collateralized LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Collateralized LC Exposure at such time.

“Collateralized Letter of Credit” means any Letter of Credit for which cash collateral is then on deposit in the Designated LC Collateral Account. For the avoidance of doubt, a Collateralized Letter of Credit may be fully or partially cash collateralized.

“Designated LC Collateral Account” has the meaning assigned to such term in Section 2.06(n)(ii).

“Intercreditor Agreement” means the intercreditor agreement, substantially in the form of Annex C to the Second Amendment, to be executed pursuant to Section 3.1 of the Second Amendment by Borrower, Navistar Financial Corporation and the Administrative Agent.

“Maximum Cash Collateral Cap” means $40,000,000 (as such amount may be decreased pursuant to Section 2.09(c)).

“Parts Collateral” means all Collateral other than Used Truck Collateral.

“Second Amendment” means Amendment No. 2, dated as of July 3, 2014, among Borrower, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means the “Second Amendment Effective Date” as defined in the Second Amendment.”

“Used Truck Collateral” means (a) all Used Truck Inventory, (b) all Used Truck Receivables, (c) the Used Truck Collection Accounts, (d) all funds or financial assets (including Investment Property, cash or Cash Equivalents) credited to any Used Truck Collection Account solely to the extent that such funds or financial assets do not constitute identifiable Proceeds of Collateral (other than Collateral described in clauses (a), (b), (c), (e) and (f) of this definition), (e) all books and records, customer lists, credit files, computer files, programs, printouts and other computer records related solely to the foregoing and any General Intangibles at any time evidencing or relating solely to any of the foregoing, and (f) all insurance proceeds and products solely of the foregoing, and all Proceeds solely of the foregoing.

“Used Truck Collection Accounts” has the meaning assigned to such term in Section 5.11(b).

“Used Truck Financing Date” has the meaning assigned to such term in Section 5.11(b).

(c) The defined term “Availability Reserves” is hereby amended by inserting the parenthetical “(other than Liens solely on Used Truck Collateral)” after the word “Collateral” where such word appears in clause (d) of such definition.

(d) The defined term “Average Historical Excess Availability” is hereby amended by inserting the following words immediately before the period at the end of such definition:

“; provided, further, that if the average Excess Availability on any day is calculated to be less than zero, then, Excess Availability for such day shall be deemed to be the lesser of zero and the Adjusted Excess Availability for such day.”

(e) The defined term “Borrowing Base” is hereby amended and restated in its entirety as follows:

“Borrowing Base” means, at any time, an amount equal to the Inventory Component minus, without duplication, the then-current amount of all Availability Reserves. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(c), as the same may be adjusted from time to time by the Administrative Agent to reflect the establishment or adjustment of Availability Reserves in accordance with Section 2.21 or the receipt of a new Inventory appraisal; provided that in the case of any adjustment by the Administrative Agent due to the receipt of a new Inventory appraisal, the Administrative Agent shall have provided Borrower at least five Business Days’ prior written notice of any such adjustment.”

(f) The defined term “Cost” is hereby amended by deleting the words “or Used Truck Inventory, as applicable,” after the words “Parts Inventory” where such words appear in such definition.

(g) The defined term “Excess Availability” is hereby amended by inserting “)” immediately after the words “Section 5.01(c)” where such words appear in such definition.

(h) The defined term “Inventory Component” is hereby amended and restated in its entirety as follows:

“Inventory Component” means the lesser of (a) 65% of Eligible Parts Inventory, valued at the lower of Cost and market value, and (b) 85% of the Net Orderly Liquidation Value of Eligible Parts Inventory.”

(i) The defined term “Inventory Reserve” is hereby amended by (i) deleting the words “or Eligible Used Truck Inventory, as applicable,” after the words “Eligible Parts Inventory” in each place where such words appear in such definition and (ii) inserting the parenthetical “(other than Liens solely on Used Truck Collateral)” after the first occurrence of the word “Liens” in clause (e) of such definition.

(j) The defined term “Landlord Lien Reserve” is hereby amended by (i) deleting the words “or Eligible Used Truck Inventory, as applicable,” after the words “Eligible Parts Inventory” in each place where such words appear in such definition and (ii) deleting the words “who possesses any Collateral or could assert a Lien on any Collateral” and replacing them with the words “who possesses any Collateral (other than solely Used Truck Collateral) or could assert a Lien on any Collateral (other than Liens solely on Used Truck Collateral)” in clause (a)(i) of such definition.

(k) The defined term “Landlord Lien State” is hereby amended by deleting the words “or Eligible Used Truck Inventory, as applicable,” after the words “Eligible Parts Inventory” where such words appear in such definition.

(l) The defined term “LC Exposure” is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding anything herein to the contrary, the LC Exposure at any time shall not be reduced by (i) any amounts then on deposit in the Designated LC Collateral Account or (ii) any cash collateral in respect of Collateralized Letters of Credit then on deposit in the LC Collateral Account.”

(m) The defined term “Line Reserves” is hereby amended by inserting the word “Parts” immediately before the word “Collateral” where such word appears in clause (b) of such definition.

(n) The defined term “Net Orderly Liquidation Value” is hereby amended by (i) deleting the words “or Used Truck Inventory, as applicable,” after the words “Parts Inventory” in each place where such words appear in such definition and (ii) deleting the words “or Eligible Used Truck Inventory, as applicable” after the words “Eligible Parts Inventory” where such words appear in such definition.

(o) The defined term “Payment Condition” is hereby amended by inserting the word “Adjusted” immediately before the words “Excess Availability” where such words appear in such definition.

(p) The defined term “Permitted Discretion” is hereby amended by (i) deleting the words “or Used Truck Inventory” after the words “Parts Inventory” in each place where such words appear in such definition, (ii) deleting the words “or Eligible Used Truck Inventory” after the words “Eligible Parts Inventory” where such words appear in such definition and (iii) inserting the word “Parts” immediately before the first occurrence of the word “Collateral” where such word appears in clause (a) of such definition.

(q) The defined term “Receivables Trigger Event” is hereby amended by deleting the words “or Used Truck Receivables” after the words “Parts Receivables” where such words appear in such definition.

(r) The defined term “Shrink” is hereby amended by deleting the words “or Used Truck Inventory” after the words “Parts Inventory” where such words appear in such definition.

(s) The defined term “Slow Moving” is hereby amended and restated in its entirety as follows:

“Slow Moving” means Parts Inventory held in excess of three years of usage.”

Section 1.2 Amendment to Section 2.01(a). Section 2.01(a) of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section as follows:

“(a) Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Revolving Loans in Dollars to Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in:

(i) (A) such Lender’s Exposure exceeding such Lender’s Applicable Percentage of the Available Commitment or (B) such Lender’s Adjusted Exposure exceeding the lesser of (1) such Lender’s Applicable Percentage of the Available Commitment, and (2) such Lender’s Applicable Percentage of the Borrowing Base (except as provided for in Section 2.04); or

(ii) (A) the aggregate Exposures of all the Lenders exceeding the aggregate Available Commitments or (B) the aggregate Adjusted Exposure of all the Lenders exceeding the lesser of (1) the aggregate Available Commitments, and (2) the Borrowing Base (except as provided for in Section 2.04).”

Section 1.3 Amendment to Section 2.04. Clause (a) of section 2.04 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting the words “Any Protective Advance may be made in a principal amount that would cause the aggregate Exposures to exceed the Borrowing Base” from the second sentence thereof and replacing them with the words “Any Protective Advance may be made in a principal amount that would cause the aggregate Adjusted Exposures to exceed the Borrowing Base”.

Section 1.4 Amendment to Section 2.06. Section 2.06 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Clause (b) of Section 2.06 of the Credit Agreement is hereby amended by deleting the words “(i) the LC Exposure shall not exceed $175,000,000 (as such amount may be decreased pursuant to Section 2.09(c)) and (ii) the aggregate amount of the Credit Extensions shall not exceed the lesser of (1) the Available Commitments and (2) the Borrowing Base” and replacing them with the following:

“(i) the LC Exposure shall not exceed $175,000,000 (as such amount may be decreased pursuant to Section 2.09(c)), (ii) the aggregate amount of the Credit Extensions at such time shall not exceed the Available Commitments and (iii) the result of (A) the aggregate amount of the Credit Extensions at such time minus (B) the amount on deposit in the Designated LC Collateral Account at such time (provided that the amount in this clause (B) shall not exceed the Cash Collateral Cap at such time) shall not exceed the lesser of (x) the Available Commitments and (y) the Borrowing Base. For the avoidance of doubt, clause (iii) of the immediately preceding sentence shall apply regardless of whether any Letters of Credit constitute Collateralized Letters of Credit or whether any cash collateral is then on deposit in the Designated LC Collateral Account”

(b) Clause (j) of Section 2.06 of the Credit Agreement is hereby amended by inserting the words “to secure the payment and performance of the Secured Obligations” immediately after the words “hereby grants the Administrative Agent a security interest in the LC Collateral Account for the benefit of the Lenders”.

(c) Clause (j) of Section 2.06 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof.

“Notwithstanding anything in this Agreement to the contrary, this clause (j) shall not apply to the portion of Collateralized Letters of Credit that are then cash collateralized to the extent of the amount on deposit in the Designated LC Collateral Account at such time, not to exceed the Cash Collateral Cap at such time; provided that this clause (j) shall apply to the portion of all Collateralized Letters of Credit that are not then cash collateralized by amounts held in the Designated LC Collateral Account.”

(d) Section 2.06 of the Credit Agreement is hereby amended by inserting the following new clause (n) at the end of such Section:

“(n) Collateralized Letters of Credit.

(i) On any date that a Letter of Credit is issued on or after the Second Amendment Effective Date in accordance with Section 2.06, and no more than once in any month, on the date that Borrower delivers a Borrowing Base Certificate to the Administrative Agent in accordance with Section 5.01(c), Borrower may deposit an amount in cash in an account with the Administrative Agent in the name of (or for the benefit of) the Administrative Agent and for the benefit of the Lenders (such account, the “Designated LC Collateral Account”) an amount in cash to be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this Section 2.06(n) until released in accordance with Section 2.06(n)(ii). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and Borrower hereby grants the Administrative Agent a security interest in the Designated LC Collateral Account for the benefit of the Lenders to secure the payment and performance of the Secured Obligations. Other than any interest earned on the investment of such deposits of cash collateral, which investments shall be made at the discretion of the Administrative Agent after consultation with and for the benefit of Borrower in accordance with the account documentation governing the Designated LC Collateral Account, to the extent not applied to the Obligations or any Banking Services Obligations during the continuance of an Event of Default in accordance with Section 2.18 and at the risk and expense of Borrower, such deposits of cash collateral shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such Designated LC Collateral Account. Moneys in such Designated LC Collateral Account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements with respect to the applicable Collateralized Letters of Credit for which it has not been reimbursed, to pay fees with respect to the applicable Collateralized Letters of Credit and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of Borrower for the Collateralized Letters of Credit at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with Collateralized LC Exposure representing greater than 50% of the total Collateralized LC Exposure), be applied to satisfy other Secured Obligations.

(ii) (A) On any date that a Collateralized Letter of Credit is terminated or cancelled, (B) on any date that the Collateralized LC Exposure for any Collateralized Letter of Credit is reduced, or (C) no more than once in any month, on the date that Borrower delivers a Borrowing Base Certificate to the Administrative Agent in accordance with Section 5.01(c), Borrower may request the return of all or any portion of the cash collateral then on deposit in the Designated LC Collateral Account by delivering a certificate to the Administrative Agent signed by an officer of Borrower (I) describing whether the return of such cash collateral is being requested under clause (A), (B) or (C) of this clause (ii), (II) specifying the amount of such cash collateral to be returned to Borrower and the wire instructions for the return of such amount, (III) certifying that, both immediately before and immediately after giving effect to such return of cash collateral, no Event of Default or Default shall have occurred and be continuing, (IV) certifying that, immediately after giving effect to such return of cash collateral (x) the LC Exposure shall not exceed $175,000,000 (as such amount may be decreased pursuant to Section 2.09(c)), (y) the aggregate amount of the Credit Extensions at such time shall not exceed the Available Commitments and (z) the result of (A) the aggregate amount of the Credit Extensions at such time minus (B) the amount on deposit in the Designated LC Collateral Account at such time (provided that the amount in this clause (B) shall not exceed the Cash Collateral Cap at such time) shall not exceed the lesser of the Available Commitments and the Borrowing Base. For the avoidance of doubt, clause (z) of the immediately preceding sentence shall apply regardless of whether any Letters of Credit constitute Collateralized Letters of Credit or whether any cash collateral is then on deposit in the Designated LC Collateral Account. Following receipt of such certificate, the Administrative Agent shall promptly return to Borrower the amount of cash collateral requested to be returned in such certificate to the extent then held in the Designated LC Collateral Account; provided that, notwithstanding anything in this Agreement to the contrary, if, at any time during the immediately preceding 90 days Borrower consummated any transaction requiring satisfaction of the Payment Condition or that required compliance with the Adjusted Excess Availability tests set forth in Section 6.06(l) or Section 6.09(i), then Borrower shall not be permitted to request the return of, and the Administrative Agent shall not be required to return, any cash collateral in the Designated LC Collateral Account that was required in order to satisfy such tests at such time until Borrower delivers a certificate to the Administrative Agent signed by an officer of Borrower complying with all other requirements of this clause (ii) and certifying that Borrower can satisfy such tests, as applicable, without giving effect to any cash collateral requested to be returned to Borrower.”

Section 1.5 Amendment to Section 2.09(c). Section 2.09(c) of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by inserting the following proviso at the end thereof:

“; provided, further, that the Maximum Cash Collateral Cap shall be reduced on a dollar-for-dollar basis with the maximum LC Exposure for every dollar that the maximum LC Exposure is reduced below $80,000,000.”

Section 1.6 Amendment to Section 2.10. Clause (b) of Section 2.10 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such clause as follows:

“At all times after the occurrence and during the continuance of an Event of Default (subject to the provisions of Section 2.18(b) and (c) and to the terms of the Security Agreement), on each Business Day, at or before 12:00 noon, the Administrative Agent shall apply all immediately available funds credited to the Collection Account (without any premium or penalty or commitment reduction) as follows; first to pay any fees or expense reimbursements then earned, due and owing to the Administrative Agent, the Issuing Banks and the Lenders (other than in connection with Banking Services) pursuant to the terms of the Loan Documents, pro rata; second to pay interest due and payable in respect of any Revolving Loans (including Swingline Loans) and any Protective Advances permitted to be made under Section 9.22 that may be outstanding, pro rata; third to prepay the principal of any Protective Advances permitted to be made under Section 9.22 that may be outstanding, pro rata; and fourth to prepay the principal of the Loans (including Swingline Loans) and to prepay unreimbursed LC Disbursements, ratably and then in the amount necessary to Cash Collateralize the LC Exposure, pro rata; provided that the amount of cash required to be deposited pursuant to this clause fourth shall be reduced on a dollar for dollar basis by the amount of cash collateral then on deposit in the Designated LC Collateral Account, not to exceed the Cash Collateral Cap at such time. Amounts to be applied pursuant to this Section 2.10(b) in prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay LIBOR Loans and if Borrower was required to Cash Collateralize any Letters of Credit as a result of the occurrence and continuance of an Event of Default, after such Event of Default has been cured or waived, all amounts in the LC Collateral Account shall be returned to Borrower in accordance with the second to last sentence of Section 2.06(j).”

Section 1.7 Amendment to Section 2.11. Clause (b) of Section 2.11 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such clause as follows:

“(b) Mandatory Prepayments. Except for Protective Advances permitted under Section 2.04, in the event and on each Business Day, on which Borrower receives written notice that (i) the total Exposure exceeds the Available Commitments or (ii) the aggregate Adjusted Exposure exceeds the lesser of (x) the Available Commitments and (y) the Borrowing Base, Borrower shall prepay (on the date of receipt of such notice, if such notice is received by 10:00 a.m. on such day, and by the next Business Day, if such notice is received after 10:00 a.m. on such day) the Revolving Loans or Swingline Loans and/or reduce the LC Exposure, in an aggregate amount equal to such excess by taking any of the following actions as it shall determine at its sole discretion: (1) prepayment of Revolving Loans or Swingline Loans or (2) deposit of cash in the LC Collateral Account to Cash Collateralize any outstanding Letters of Credit in accordance with Section 2.06(j).”

Section 1.8 Amendment to Section 2.12(b). Section 2.12(b) of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by inserting the following words before the period at the end of the first sentence thereof:

“; provided that at any time that aggregate LC Exposure (giving effect to all Collateralized LC Exposure at such time) exceeds $50,000,000, the participation fee, solely for the portion of all Collateralized Letters of Credit at such time that does not exceed the lesser of (i) the amount of cash collateral then on deposit in the Designated LC Collateral Account, not to exceed the Cash Collateral Cap at such time and (ii) an amount equal to the aggregate LC Exposure at such time minus $50,000,000, shall accrue at the same Applicable Margin used to determine the interest rate applicable to LIBOR Loans minus 1.00% (subject to Section 2.13(c))”

Section 1.9 Amendment to Section 2.13(c). Section 2.13(c) of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting the words “Section 2.12(b)(i)” and replacing them with the words “Section 2.12(b)”.

Section 1.10 Amendment to Section 2.18. Clause (b) of Section 2.18 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such clause as follows:

“All proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing, if the Required Lenders direct that such proceeds be applied to repayment and all proceeds of Collateral received by the Administrative Agent after the Loans have become due and payable pursuant to Article VII or on or after the Maturity Date, shall, in each case, be applied as follows, first, to, ratably, pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent or any Issuing Bank from Borrower (other than in connection with Banking Services) under the Loan Documents; second, to pay interest due and payable in respect of any Revolving Loans, Swingline Loans and any Protective Advances (to the extent made in accordance with the terms herein), ratably; third, to pay the principal of the Protective Advances (to the extent made in accordance with the terms herein); fourth, to pay principal on the Loans (other than the Protective Advances) and to prepay unreimbursed LC Disbursements, ratably and then in the amount necessary to Cash Collateralize the LC Exposure, ratably; provided that the amount of cash required to be deposited pursuant to this clause fourth shall be reduced on a dollar for dollar basis by the amount of cash collateral then on deposit in the Designated LC Collateral Account, not to exceed the Cash Collateral Cap at such time; fifth, to pay any Banking Services Obligations then due with respect to Banking Services to the extent they constitute Secured Obligations; sixth, to the payment of any other Secured Obligation then due and owing to the Administrative Agent or any Lender by Borrower; and seventh, to Borrower or as Borrower shall direct and if Borrower was required to Cash Collateralize any Letters of Credit as a result of the occurrence and continuance of an Event of Default, after such Event of Default has been cured or waived, all amounts in the LC Collateral Account shall be returned to Borrower in accordance with the second to last sentence of Section 2.06(j).”

Section 1.11 Amendment to Section 2.21. Section 2.21 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating the last sentence of such section in its entirety as follows:

“Notwithstanding anything herein to the contrary, Reserves shall not duplicate eligibility criteria contained in the definition of “Eligible Parts Inventory” and vice versa, or reserves or criteria deducted in computing the cost or market value of Eligible Parts Inventory or the Net Orderly Liquidation Value of Eligible Parts Inventory and vice versa.”

Section 1.12 Amendment to Section 3.20. Section 3.20 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by inserting the phrase “, subject to the terms of the Intercreditor Agreement (or any other intercreditor agreement reasonably acceptable to the Administrative Agent) solely with respect to Used Truck Collateral,” immediately before the words “having priority over all other Liens on the Collateral “ where such words appear in such section.

Section 1.13 Amendment to Section 3.22. Section 3.22 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 3.22 Reserved.”

Section 1.14 Amendment to Section 4.02. Section 4.02 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Clause (a) of Section 4.02 of the Credit Agreement is hereby amended by amending and restating such clause in its entirety as follows:

“the Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance amendment, renewal or extension of such Letter of Credit as required by Section 2.06(b), and such Borrowing Request or such notice shall include or be accompanied by a certification that, both immediately before and immediately after giving effect to such Borrowing and/or the issuance, amendment (increasing the face amount thereof), renewal or extension of such Letter of Credit, (i) (A) Exposure shall not exceed the Available Commitments and (B) Adjusted Exposure shall not exceed the lesser of (I) the Available Commitments and (II) the Borrowing Base (based on the most recently reported Borrowing Base calculation), together with reasonably detailed calculations of the same, and (ii) such Borrowing or issuance, amendment, renewal, or extension (and the incurrence or existence of the Liens created pursuant to the Loan Documents) is permitted under all material Debt of Borrower (including (A) the 2009 Senior Note Indenture, (B) the 2009 Senior Subordinated Convertible Note Indenture, (C) the Recovery Zone Bonds Loan Agreements, (D) the Term Loan Agreement and (E) any other material Debt for Borrowed Money of or binding upon Borrower or its properties) and that no default or event of default thereunder would arise as a result of such Borrowing or issuance;”

(b) Clause (c) of Section 4.02 of the Credit Agreement is hereby amended by amending and restating such clause in its entirety as follows:

“on the Closing Date and immediately before and immediately after giving effect to any Borrowing and/or the issuance, amendment (increasing the face amount thereof), renewal or extension of any Letter of Credit (i) Exposure shall not exceed the Available Commitments, (ii) Adjusted Excess Availability shall not be less than zero and (iii) U.S. Liquidity shall be greater than $250 million;”

Section 1.15 Amendment to Section 5.01. Section 5.01 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Clause (a) of Section 5.01 of the Credit Agreement is hereby amended by deleting the following proviso at the end of such clause:

“; provided, that such certificate shall also include a specific certification that Borrower is not engaged in the business of leasing trucks.”

(b) Clause (b) of Section 5.01 of the Credit Agreement is hereby amended by deleting the following proviso immediately prior to the final proviso at the end of such clause:

“; provided, that such certificate shall also include (x) a specific certification that Borrower is not engaged in the business of leasing trucks and (y) if Borrower obtains knowledge that the component of Borrower’s business which constitutes the “business of leasing trucks” exceeds 5% of Borrower’s aggregate revenues for such quarterly period, notice of such event”

(c) Clause (c) of Section 5.01 of the Credit Agreement is hereby amended by amending and restating subclauses (i), (ii) and (iii) of such clause in their entirety as follows:

“(i) Parts Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate, (ii) a reasonably detailed calculation of Eligible Parts Inventory, (iii) a reconciliation of Borrower’s Parts Inventory between the amounts shown in Borrower’s ledger balance and any Parts Inventory reports delivered pursuant to clause (i) above and”

(d) Clause (c) of Section 5.01 of the Credit Agreement is hereby amended by inserting the word “Adjusted” immediately before the words “Excess Availability” where such words appear in such clause (c).

(e) Clause (e) of Section 5.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) Reserved.”

Section 1.16 Amendment to Section 5.02. Section 5.02 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by inserting the word “Parts” immediately before the word “Collateral” where such word appears in Section 5.02(c) and Section 5.02(g).

Section 1.17 Amendment to Section 5.05. Section 5.05 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by inserting the word “Parts” immediately before the word “Collateral” where such word appears in such section.

Section 1.18 Amendment to Section 5.06(b). Section 5.06(b) of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by inserting the word “Adjusted” immediately before the words “Excess Availability” where such words appear in Section 5.06(b).

Section 1.19 Amendment to Section 5.11. Section 5.11 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 5.11 Establishment and Utilization of the Collection Account and the Used Truck Collection Accounts.

(a) No later than the Second Amendment Effective Date (or such later time as the Administrative Agent shall agree in its sole discretion), (i) Borrower shall have established concentration accounts for Borrower (the “Collection Account”) into which (to the extent required under Section 4.5 of the Security Agreement, and except for inadvertent errors) all cash proceeds received from any sale, disposition or collection of any Collateral (including, without limitation, proceeds of Collateral received in connection with a Permitted Receivables Financing or a Master Intercompany Agreement, but excluding, on and after the Used Truck Financing Date, proceeds of Collateral solely to the extent received in connection with a Master Intercompany Agreement and that are identifiable proceeds of the sale or disposition of Used Truck Collateral) other than, on and after the Used Truck Financing Date, Used Truck Collateral, shall be deposited within (x) two Business Days of Borrower’s receipt thereof in the case of payments made under any such Permitted Receivables Financing or any such Master Intercompany Agreement and (y) three Business Days of Borrower’s receipt thereof in the case of any other payments and (ii) Borrower shall deliver with respect to the Collection Account, an account control agreement and other documentation providing for springing control by the Administrative Agent, all reasonably acceptable to the Administrative Agent. After the establishment of the Collection Account but prior to the Used Truck Financing Date, except for inadvertent errors, no other funds or proceeds from any property of Borrower other than cash proceeds received from the sale, disposition or collection of any Collateral required to be deposited in the Collection Account under Section 4.5 of the Security Agreement shall be deposited to or maintained in the Collection Account and, except for inadvertent errors, cash proceeds from any sale, disposition or collection of Collateral may not be commingled with any other funds of Borrower. After the Used Truck Financing Date, except for inadvertent errors, no other funds or proceeds from any property of Borrower other than cash proceeds received from the sale, disposition or collection of any Collateral (other than identifiable proceeds received from the sale, disposition or collection of Used Truck Collateral) required to be deposited in the Collection Account under Section 4.5 of the Security Agreement shall be deposited to or maintained in the Collection Account and, except for inadvertent errors, cash proceeds from any sale, disposition or collection of Parts Collateral shall not be commingled with any Used Truck Collateral or any other funds of Borrower.

(b) Subject to the terms of the Intercreditor Agreement, no later than the date that Borrower closes any financing secured by all or any portion of the Used Truck Collateral pursuant to a Master Intercompany Agreement and executes and delivers the Intercreditor Agreement (the “Used Truck Financing Date”) (or such later time as the Administrative Agent shall agree in its sole discretion), (i) Borrower shall have established concentration accounts for Borrower (the “Used Truck Collection Accounts”) into which (to the extent required under Section 4.5 of the Security Agreement, and except for inadvertent errors) all cash proceeds received from any sale, disposition or collection of any Used Truck Collateral shall be deposited within (x) two Business Days of Borrower’s receipt thereof in the case of payments made under any Permitted Receivables Financing or any Master Intercompany Agreement and (y) three Business Days of Borrower’s receipt thereof in the case of any other payments and (ii) Borrower shall deliver with respect to each Used Truck Collection Account, an account control agreement and other documentation providing for springing control by the Used Truck Lender (as defined in the Intercreditor Agreement) and, following the Discharge of Used Truck Financing Obligations (as defined in the Intercreditor Agreement), the Administrative Agent, all reasonably acceptable to the Administrative Agent; provided that, prior to the Discharge of Used Truck Financing Obligations, the Administrative Agent shall have no right to issue any instructions or entitlement orders to the account bank or securities intermediary with respect to any funds or financial assets on deposit in or credited to any Used Truck Collection Account. Subject to the terms of the Intercreditor Agreement, after the establishment of the Used Truck Collection Accounts, except for inadvertent errors, no other funds or proceeds from any property of Borrower other than cash proceeds received from the sale, disposition or collection of any Used Truck Collateral required to be deposited in any Used Truck Collection Account under Section 4.5 of the Security Agreement shall be deposited to or maintained in the Used Truck Collection Accounts and, except for inadvertent errors, cash proceeds from any sale, disposition or collection of Used Truck Collateral shall not be commingled with any Parts Collateral or any other funds of Borrower.

(c) Subject to the terms of the Intercreditor Agreement (solely with respect to the Used Truck Collateral and the Used Truck Collection Accounts), Borrower hereby agrees that, if an Event of Default has occurred and is continuing, the Administrative Agent will have exclusive dominion over the Collection Account (and (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, the Used Truck Collection Accounts) until all Events of Default have been cured or waived; provided that if such Event of Default resulted from the aggregate Adjusted Exposure exceeding the Borrowing Base or aggregate Exposure exceeding the Commitments, such cure or waiver shall be required to be in effect for at least 30 consecutive days unless the overadvance giving rise thereto is refunded, repaid or prepaid by Borrower in accordance with Section 2.11(b), in which case such cure or waiver shall be effective at the time of such refund, repayment or prepayment. In the absence of an Event of Default, Borrower will be entitled to direct the application of funds in the Collection Account (and (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, the Used Truck Collection Accounts), including directing the Administrative Agent (or other depository bank, if applicable) to apply funds to the repayment of the outstanding Loans and other amounts payable under the Loan Documents and to otherwise withdraw funds from the Collection Account (and (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, the Used Truck Collection Accounts). If an Event of Default has occurred and is continuing, (i) the Administrative Agent shall have the right to apply proceeds received into the Collection Account (and (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, the Used Truck Collection Accounts) to the outstanding Secured Obligations as provided in Article V of the Security Agreement and (ii) Borrower shall not be entitled to present items drawn on or otherwise to withdraw or direct the dispositions of funds from the Collection Account (and (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, the Used Truck Collection Accounts) nor shall Borrower be entitled to close the Collection Account (or (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, any Used Truck Collection Account) until all Secured Obligations (other than contingent indemnification obligations or Banking Services Obligations not then due and owing and Letters of Credit which are Cash Collateralized or Backstopped in accordance with the terms herein) under this Agreement are paid and performed in full. Notwithstanding any other agreements Borrower may have with any Secured Party, the Administrative Agent shall be entitled, during the continuance of any Event of Default, for purposes of this Agreement to give instructions as to the withdrawal or disposition of funds from time to time credited to any deposit account with the Administrative Agent (to the extent constituting Parts Collateral (and (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, Used Truck Collateral)) or the Collection Account (and (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, the Used Truck Collection Accounts), or as to any other matters relating to any of the forgoing without further consent of Borrower. The Administrative Agent’s power under this Agreement to give instructions as to the withdrawal or disposition of any funds from time to time credited to the Collection Account (and (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, the Used Truck Collection Accounts) or any other deposit account with the Administrative Agent (to the extent constituting Parts Collateral (and (x) prior to the Used Truck Financing Date or (y) following the Discharge of Used Truck Financing Obligations, Used Truck Collateral)) or as to any other matters relating to the foregoing includes, without limitation, during an Event of Default, the power to give stop payment orders for any items being presented to such accounts for payment. Notwithstanding the foregoing provisions of this Section 5.11, irrespective of whether an Event of Default has occurred and is continuing, if no Borrowings are outstanding hereunder and either no Letters of Credit are outstanding hereunder or any Letters of Credit which may be outstanding hereunder are Cash Collateralized by 103% (or, in the case of Collateralized Letters of Credit, cash collateralized in accordance with Section 2.06(n)), and so long as no Banking Services Obligations are then due and owing which have not been repaid, Borrower shall be entitled to direct the application of funds in the Collection Account and the Used Truck Collection Accounts.

(d) Notwithstanding anything to the contrary contained herein or any other Loan Documents, ordinary course adjustments and net settlements may be made to Parts Receivables or Used Truck Receivables sold under a Receivables Financing or a Master Intercompany Agreement in conformity with past practice; provided, with respect to Parts Receivables, such adjustments arise directly from adjustments made with respect to Parts Inventory or Parts Receivables.

(e) Notwithstanding anything to the contrary in this Section 5.11 or in the Security Agreement, on and after the date that the Used Truck Collateral is released and the Administrative Agent’s Lien over such collateral is terminated in accordance with Section 9.18, Borrower shall be released from its obligation to comply with Section 5.11(b) and, solely with respect to Used Truck Collateral and the Used Truck Collection Accounts, Section 5.11(c) shall no longer apply (but for the avoidance of doubt, Section 5.11(c) shall continue to apply in all respects to all Parts Collateral and to the Collection Account). From and after the date of such release, cash proceeds from any sale, disposition or collection of Used Truck Collateral shall not be commingled with any Parts Collateral.”

Section 1.20 Amendment to Section 5.13. Section 5.13 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 5.13 Compliance with Borrowing Base. Borrower shall conduct any sales, assignments, conveyances, transfers or other dispositions of Parts Inventory other than in the ordinary course of business in such a manner so as to remain in compliance with the Borrowing Base at all times. In addition, within five Business Days following the consummation of any such transaction (or such longer period as the Administrative Agent may agree) where the aggregate value of Parts Inventory sold, assigned, conveyed, transferred or otherwise disposed of other than in the ordinary course of business is greater than $5,000,000, Borrower shall deliver to the Administrative Agent an updated Borrowing Base Certificate reflecting such transaction.”

Section 1.21 Amendment to Section 5.14. Section 5.14 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 5.14 Sales of Parts Inventory and Parts Receivables; Segregation of Used Truck Collateral.

(a) All sales of Parts Inventory constituting Collateral shall be separately invoiced by Borrower and, from and after the establishment of the Collection Account in accordance with Section 5.11, all payments received in connection therewith shall be segregated from all other cash and property of Borrower and shall be deposited into the Collection Account in accordance with Section 5.11. All sales of Parts Receivables shall be separately documented.

(b) Subject to Section 5.11, all payments received in connection with all sales of Used Truck Collateral shall be segregated from all other cash and property of Borrower and shall be deposited into a Used Truck Collection Account in accordance with Section 5.11.”

Section 1.22 Amendment to Article V. Article V of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by deleting Section 5.16 in its entirety.

Section 1.23 Amendment to Section 6.02. Section 6.02 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Clause (d) of Section 6.02 of the Credit Agreement is hereby amended by amending and restating in its entirety subclause (ii) of the last proviso of such clause as follows:

“(ii) if any real property on which Parts Inventory is stored is mortgaged pursuant to this clause (d) (other than any mortgage securing the Debt in respect of the Term Loan Documents), Borrower shall use commercially reasonable efforts to provide the Administrative Agent with a Collateral Access Agreement (reasonably satisfactory to the Administrative Agent (provided, that, for the avoidance of doubt, the Administrative Agent hereby acknowledges that all Collateral Access Agreements delivered prior to the Second Amendment Effective Date are reasonably satisfactory to the Administrative Agent and remain in full force and effect under this Agreement)) pertaining to such mortgaged real property;”

(b) Clause (l) of Section 6.02 of the Credit Agreement is hereby amended by inserting the words “Used Truck Collateral or” after the words “other than” where such words appear in such clause.

(c) Clause (o) of Section 6.02 of the Credit Agreement is hereby amended by deleting the words “or Used Truck Inventory” after the words “Parts Inventory” where such words appear in such clause.

(d) Section 6.02 of the Credit Agreement is hereby amended by amending and restating the last sentence of such section as follows:

“Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Parts Inventory of Borrower, any other Parts Collateral, or to any Collection Account, any LC Collateral Account or any Designated LC Collateral Account, other than those permitted under clauses (a), (b), (c) and (f) of the definition of “Permitted Liens” and clause (a), clause (g) and clause (l) of this Section 6.02 (but, in the case of clause (g) of this Section 6.02, only to the extent such Liens arise by operation of law).”

Section 1.24 Amendment to Section 6.03. Section 6.03 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 6.03 Change in Nature of Business. Make any material change in the general nature of its business as carried on at the date hereof; provided, that Borrower may enter into complementary, ancillary or supportive businesses.”

Section 1.25 Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 6.04 Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, except that as part of any acquisition permitted under Section 6.06, any other Person may merge into or consolidate with Borrower; provided, that (i) the lines of business of the Person to be merged shall be substantially the same lines of business as the principal businesses of Borrower or any Former Borrower in the ordinary course; and (ii) such Person shall be a United States legal entity with assets domiciled in the United States; provided, further, that (a) the parties to such merger or consolidation shall, prior to such merger or consolidation, have taken such steps as may be reasonably required by the Administrative Agent to ensure the continued perfection of the Administrative Agent’s security interest in the Parts Collateral following such merger or consolidation (as well as the perfection of the Administrative Agent’s security interest in any assets previously owned by the other party to such merger or consolidation otherwise constituting Parts Collateral); and (b) following Borrower’s merger with any Person or such Person’s consolidation into Borrower, any assets owned by such other Person prior to such merger or consolidation shall undergo field exams and an audit by the Administrative Agent or its designee prior to such additional assets being included in the calculation of the Borrowing Base; provided that if the value of such additional assets is less than or equal to 5% of the Commitments, such additional assets may be included in the calculation of the Borrowing Base without any additional field exam, audit or appraisal at the Administrative Agent’s discretion; provided, further that in each case, immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing.”

Section 1.26 Amendment to Section 6.05. Section 6.05 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Clause (a) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) sales, transfers or other dispositions of Inventory in the ordinary course of its business, in compliance with the terms of the Loan Documents, and the granting of any option or other right to purchase, lease or otherwise acquire Inventory in the ordinary course of its business and in compliance with the terms of the Loan Documents;”

(b) Clause (c) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) sales, transfers or other dispositions of assets other than Parts Collateral (or the grant of any option or other right to purchase, lease or otherwise acquire such assets) by Borrower to any Former Borrower;”

(c) Clause (d) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) sales, transfers or other dispositions of assets other than Parts Collateral for consideration consisting of at least 75% cash and for fair value;”

(d) Clause (l) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(l) any sale, transfer or other disposition of assets (other than Parts Receivables and MIA Receivables) or shares of Equity Interests of a Subsidiary having a fair market value not in excess of $10,000,000 in any Fiscal Year;”

(e) Clause (n) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(n) so long as the Ratings Condition and the Payment Condition are satisfied after giving pro forma effect thereto, sales, transfers and other dispositions of assets other than Parts Collateral; and”

(f) Clause (o) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(o) consignments of Used Truck Inventory in the ordinary course of business;”

(g) Section 6.05 of the Credit Agreement is hereby amended by deleting clauses (p) therefrom; and

(h) Section 6.05 is hereby amended by amending and restating in its entirety the first proviso of the last paragraph of such section as follows:

“provided, that any and all net cash proceeds from any sales, transfers, leases and other dispositions of Collateral permitted hereby, which sales, transfers, leases or dispositions of Collateral shall reduce Adjusted Excess Availability to less than zero, shall, on the date of receipt of payment for such sales, transfers, leases or dispositions by Borrower, be applied to the repayment of outstanding amounts under and in accordance with Section 2.10(b);”

(i) Section 6.05 is hereby amended by amending and restating in its entirety the last proviso of the last paragraph of such section as follows:

“and provided, further that any sale, transfer or other disposition of Parts Inventory (x) shall be for cash or made on customary trade terms or (y) shall constitute “help out” sales to Borrower’s manufacturing businesses, Navistar International or any of Navistar International’s other Subsidiaries consistent with past practices.”

Section 1.27 Amendment to Section 6.06. Section 6.06 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by as follows:

(a) Clause (a) of Section 6.06 of the Credit Agreement is hereby amended by inserting the word “Parts” immediately before the word “Collateral” where such word appears in such clause.

(b) Clause (e) of Section 6.06 of the Credit Agreement is hereby amended by amending and restating subclause (v) of such clause in its entirety as follows:

“(v) [Reserved]; and”

(c) Clause (e) of Section 6.06 of the Credit Agreement is hereby amended by deleting the words “and Used Truck Inventory, as applicable,” after the words “Parts Inventory” where such words appear in subclause (vi)(A) of such clause.

(d) Clause (l) of Section 6.06 of the Credit Agreement is hereby amended by inserting the word “Adjusted” immediately before the words “Excess Availability” where such words appear in such clause (l).

(e) Clause (r) of Section 6.06 of the Credit Agreement is hereby amended by inserting the word “Parts” immediately before the word “Collateral” where such word appears in such clause.

Section 1.28 Amendment to Section 6.09(i). Section 6.09(i) of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by inserting the word “Adjusted” immediately before the words “Excess Availability” where such words appear in Section 6.09(i).

Section 1.29 Amendment to Section 6.12. Section 6.12 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Clause (a) of Section 6.12 of the Credit Agreement is hereby amended by inserting the word “Parts” immediately before the word “Collateral” where such word appears in such clause.

(b) Clause (g) of Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) transactions under the Term Loan Documents; provided, that all sales of Parts Inventory by Borrower to any Former Borrower permitted under Section 6.05 shall be on terms (including price and credit terms) no less favorable to Borrower than Borrower would obtain in a comparable arms’-length with a Person not an Affiliate, and”

(c) Section 6.12 of the Credit Agreement is hereby amended by deleting the words “; and (i) the one-time sale of Parts Inventory to Navistar Defense, LLC permitted by Section 6.05(p).”

Section 1.30 Amendment to Section 7.01. Section 7.01 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Clause (e) of Section 7.01 of the Credit Agreement is hereby amended by inserting the word “Parts” immediately before the words “Collateral purported” where such words appear in such clause.

(b) Section 7.01 of the Credit Agreement is hereby amended by deleting the words “provided, however” in the last paragraph thereof and replacing such words with the following:

“provided that the amount of cash required to be deposited pursuant to clause (iii) shall be reduced on a dollar for dollar basis by the amount of cash collateral then on deposit in the Designated LC Collateral Account, not to exceed the Cash Collateral Cap at such time; provided, further”

Section 1.31 Amendment to Section 8.01. Clause (a) of Section 8.01 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating the last sentence of such section in its entirety as follows:

“The Administrative Agent alone shall be authorized to determine whether any Parts Inventory constitutes Eligible Parts Inventory, whether to impose or release any reserve or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied in accordance with the terms of the Loan Documents, which determinations and judgments, if exercised in good faith, shall exonerate the Administrative Agent from liability to any Lender or other Person for any error in judgment.”

Section 1.32 Amendment to Section 9.18. Section 9.18 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 9.18 Release of Used Truck Collateral. Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, at any time after either (a) Indebtedness permitted under Section 6.01(s) that is or would be secured by a Lien attaching to the Used Truck Collateral but for the existence of the Loan Documents and the security interest in the Used Truck Collateral granted to the Administrative Agent thereunder or (b) Indebtedness permitted under Section 6.01(k) secured by a Lien attaching to the Used Truck Collateral, in each case shall have been terminated, released and paid in full in cash (other than contingent indemnification obligations with respect thereto for which no claim has been made as of the date of such termination, release and full payment), Borrower may request in writing that the Liens in favor of the Administrative Agent attaching to the Used Truck Collateral be terminated and released, which request shall include a certification by a Financial Officer of Borrower that (i) immediately before and after giving effect to the termination and release of the Administrative Agent’s Lien on the Used Truck Collateral, no Default or Event of Default shall have occurred and be continuing and (ii) prior to the termination and release of the Administrative Agent’s Lien on the Used Truck Collateral, the Indebtedness described in clause (a) or clause (b) above, as applicable, shall have been terminated, released and paid in full in cash (other than contingent indemnification obligations with respect thereto for which no claim has been made as of the date of such termination, release and full payment). Upon the Administrative Agent’s receipt of a request and certification complying with the immediately preceding sentence, the Administrative

Agent shall promptly terminate and release its security interest in the Used Truck Collateral in accordance with Section 7.15 of the Security Agreement. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those attaching to the Used Truck Collateral that are expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral to the extent required by the provisions of the Loan Documents.”

Section 1.33 Amendment to Section 9.19. Section 9.19 of the Credit Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 9.19 Intercreditor Agreement. Notwithstanding anything herein to the contrary, at any time that the Intercreditor Agreement is effective, the priority of the Liens granted to the Administrative Agent under the Security Agreement shall be subject to the provisions of the Intercreditor Agreement. At any time that the Intercreditor Agreement is effective, in the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement or any other Loan Document with respect to the priority of any Liens granted to the Administrative Agent or the relative rights of the Used Truck Lender (as defined in the Intercreditor Agreement) and the Administrative Agent, the terms of the Intercreditor Agreement shall govern and control.”

Section 1.34 Amendment to Exhibits. The Exhibits to the Credit Agreement are hereby amended as of the Second Amendment Effective Date as follows:

(a) Exhibit C to the Credit Agreement is hereby amended by amending and restating such exhibit in its entirety as set forth on Annex A hereto.

(b) Exhibit D to the Credit Agreement is hereby amended by deleting clauses 2(f) and 2(g), and schedules 2(f) and 2(g) therefrom.

(c) Exhibit E to the Credit Agreement is hereby amended by amending and restating such exhibit in its entirety as set forth on Annex B hereto.

ARTICLE II

AMENDMENT TO SECURITY AGREEMENT

Section 2.1 Amendment to Section 3.3. Section 3.3 of the Security Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Clause (b) of Section 3.3 of the Security Agreement is hereby amended by amending and restating subclause (i) of such clause in its entirety as follows:

“(i) all Accounts constituting Receivables (other than Used Truck Collateral) represent bona fide sales of Parts Inventory or rendering of services to Account Debtors in the ordinary course of the Grantor’s business and, unless the procedures set forth in Section 4.1(c)(ii) have been complied with, are not evidenced by a judgment, Instrument or Chattel Paper;”

(b) Clause (c) of Section 3.3 of the Security Agreement is hereby amended by amending and restating such clause in its entirety as follows:

“(c) From and after the date the Collection Account is established in accordance with Section 5.11 of the Credit Agreement, no payments have been or shall be made on any Accounts arising from the sale of Parts Inventory except payments delivered to the Collection Account in accordance with Section 5.11 of the Credit Agreement and subject to any exceptions set forth in Section 5.11 of the Credit Agreement (other than payments as a result of inadvertent mistakes).”

Section 2.2 Amendment to Section 3.4. Section 3.4 of the Security Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 3.4 Parts Inventory. With respect to any Parts Inventory scheduled or listed on the most recent Collateral Report as of the date of such Collateral Report, except as disclosed therein and otherwise permitted under Section 5.15 of the Credit Agreement: (a) no such Collateral consisting of Parts intended to be sold by Grantor in its aftermarket parts services business is now, or shall at any time or times hereafter be stored at any other location other than a Designated Parts Location, (b) Grantor has good title to such Parts Inventory, and such Parts Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, and except for other Liens permitted under Section 4.1(e), (c) such Parts Inventory is Eligible Parts Inventory, (d) such Parts Inventory which contains or bears any Intellectual Property rights licensed to Grantor by any Person is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties that would, upon sale or other disposition of such Parts Inventory by the Administrative Agent in accordance with the terms hereof (i) infringe the rights of such licensor, (ii) violate any contract with such licensor, or (iii) cause the Administrative Agent to incur any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Parts Inventory under the current licensing agreement relating thereto and (e) the sale or other disposition of such Parts Inventory (other than Parts Inventory that is not material) by the Administrative Agent following the occurrence and during the continuance of an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Parts Inventory is subject.”

Section 2.3 Amendment to Section 4.1. Section 4.1 of the Security Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Clause (c)(ii) of Section 4.1 of the Security Agreement is hereby amended by (i) deleting the words “Used Truck Inventory, “ after the words “Parts Inventory,” where such words appear in such clause, (ii) inserting the word “and” at the end of subclause (2) of such clause and (iii) deleting subclause (4).

(b) Clause (d) of Section 4.1 of the Security Agreement is hereby amended and restated in its entirety as follows:

“(d) Disposition of Collateral. Grantor will not sell, lease, transfer or otherwise dispose of the Collateral except for sales, leases, transfers and other dispositions of Parts Inventory and Used Truck Inventory in the ordinary course of business or sales, transfers or other dispositions and other sales, leases, transfers and other dispositions permitted under Section 6.05 of the Credit Agreement.”

(c) Clause (h) of Section 4.1 of the Security Agreement is hereby amended and restated in its entirety as follows:

“(h) Except as otherwise permitted under Section 5.15 of the Credit Agreement, (1) Grantor will not maintain any Collateral consisting of Parts intended to be sold by Grantor in its aftermarket parts services business other than at (a) a parts distribution center owned or leased by Grantor identified on Part 1 of Schedule 4.1(h) hereof, (b) a storage facility of Grantor identified on Part 2 of Schedule 4.1(h) hereof, (c) third party processor or logistics provider locations identified on Part 3 of Schedule 4.1(h) hereof, in each case as such Schedule may be amended from time to time in accordance with the next succeeding sentence to include parts distribution centers owned or leased by Grantor, storage facilities of Grantor or third party processors or logistics provider locations, in each case located in the United States, as the case may be (such locations, collectively, the “Designated Parts Locations”) and (2) except as permitted by the Used Truck Lender (as defined in the Intercreditor Agreement) prior to the Discharge of Used Truck Financing Obligations (as defined in the Intercreditor Agreement), Grantor will not maintain any Collateral consisting of Used Truck Inventory at any location other than those locations listed on Part 4 of Schedule 4.1(h) hereof, as such Schedule may be amended from time to time in accordance with the next succeeding sentence to include additional locations, in each case located in the United States, as the case may be (such locations, collectively, the “Designated Used Truck Locations”). Grantor will not maintain at any parts distribution center owned or leased by Grantor which constitutes a Designated Parts Location (x) any Inventory of any other Person or (y) any Inventory constituting Term Loan Collateral of Grantor (other than Parts intended to be sold by Grantor in its aftermarket parts services business and Term Loan Collateral that is immaterial in view of the Inventory of the Grantor otherwise held at such location). Schedule 4.1(h) may be amended by Grantor providing 10 days’ (or such shorter period as agreed by the Administrative Agent) prior written notice to Administrative Agent designating any such new location as a “Designated Parts Location” or a “Designated Used Truck Location”, as applicable, and in the case of a new Designated Parts Location, certifying, by delivery of a certificate substantially in the form of Exhibit E, that (i) if such Designated Parts Location is a parts distribution center owned or leased by Grantor, no Inventory (other than Parts intended to be sold by Grantor in its aftermarket parts services business and Term Loan Collateral that is immaterial in view of the Inventory of the Grantor otherwise held at such location) will be maintained at such location and (ii) a notice of the new Designated Parts Location and a certification of the matters set forth in clause (i) above have been delivered (or are being contemporaneously delivered) to the Term Representative.”

Section 2.4 Amendment to Section 4.3. Section 4.3 of the Security Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 4.3 Parts Inventory Count; Parts Inventory Reporting System. Grantor shall continue to conduct all cycle counts consistent with past practices or other inventory control measures reasonably acceptable to the Administrative Agent, and shall supply the Administrative Agent with mutually acceptable reports providing reasonable detail of the results of such counts, reconciliations related thereto and other reports on a monthly basis, under procedures to be mutually agreed by the Administrative Agent and Grantor, provided that the Administrative Agent agrees that any inventory count measure consistent with industry practice is acceptable. Grantor will maintain a perpetual inventory reporting system at all times.”

Section 2.5 Amendment to Section 4.5. Section 4.5 of the Security Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 4.5 Pledged Accounts. After establishment of the Collection Account, or such time as the Collection Account is required to be established pursuant to the Credit Agreement and subject to Section 5.11 of the Credit Agreement, Grantor will not, and will not permit, any (A) insurance proceeds constituting Collateral (other than, on and after the Used Truck Financing Date, Used Truck Collateral), (B) any cash or Cash Equivalents constituting Proceeds of any sale or other disposition of any Parts Inventory and (C) Proceeds of the assets of the Grantor referred to in clauses (a)(ii) and (a)(iii) of Article II of this Agreement (other than, on and after the Used Truck Financing Date, Used Truck Collateral) to be deposited into any Deposit Account or Securities Account other than a Pledged Account that is not a Used Truck Collection Account (other than payments as a result of inadvertent mistakes). Subject to the terms of the Intercreditor Agreement, after establishment of the Used Truck Collection Accounts, or such time as the Used Truck Collection Accounts are required to be established pursuant to the Credit Agreement and subject to Section 5.11 of the Credit Agreement, Grantor will not, and will not permit, any (A) insurance proceeds constituting Used Truck Collateral, (B) any cash or Cash Equivalents constituting Proceeds of any sale or other disposition of any Used Truck Inventory and (C) Proceeds of the assets of the Grantor referred to in clauses (a)(ii) and (a)(iii) of Article II of this Agreement, in each case constituting Used Truck Collateral, to be deposited into any Deposit Account or Securities Account other than a Used Truck Collection Account (other than payments as a result of inadvertent mistakes).”

Section 2.6 Amendment to Section 4.8. Section 4.8 of the Security Agreement is hereby amended as of the Second Amendment Effective Date by amending and restating such section in its entirety as follows:

“Section 4.8 Collateral Access Agreement and Certain Payments. If Grantor leases any warehouse or distribution facility after the First Amendment Effective Date, Grantor shall use commercially reasonable efforts to promptly obtain a Collateral Access Agreement for such leased warehouse or distribution facility with respect to the locations with an aggregate value in excess of $1,000,000 of Parts Inventory. Except as would not reasonably be expected to have a Material Adverse Effect, Grantor shall perform its obligations under all leases and other agreements with respect to any such leased location or third-party warehouse where any Parts Collateral is located.”

Section 2.7 Amendment to Article VII. Article VII of the Security Agreement is hereby amended as of the Second Amendment Effective Date by adding the following Section 7.23 to the end of such Article:

“Section 7.23 Intercreditor Agreement. Notwithstanding anything herein to the contrary, at any time that the Intercreditor Agreement is effective, the priority of the Liens granted to the Administrative Agent under this Agreement shall be subject to the provisions of the Intercreditor Agreement. At any time that the Intercreditor Agreement is effective, in the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement or any other Collateral Document with respect to the priority of any Liens granted to the Administrative Agent or the relative rights of the Used Truck Lender (as defined in the Intercreditor Agreement) and the Administrative Agent, the terms of the Intercreditor Agreement shall govern and control.”

ARTICLE III

POST-CLOSING COVENANT

Section 3.1 Intercreditor Agreement. On or prior to the date that Borrower closes any financing secured by all or any portion of the Used Truck Collateral pursuant to a Master Intercompany Agreement, Borrower shall deliver to the Administrative Agent an intercreditor agreement substantially in the form of Annex C hereto (the “Intercreditor Agreement”), duly executed by Borrower, Navistar Financial Corporation and the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO EFFECTIVENESS

This Amendment shall become effective on the date (the “Second Amendment Effective Date”) each of the following conditions precedent have been satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):

Section 4.1 Amendment. Borrower, the Lenders and the Administrative Agent have each delivered a duly executed counterpart of this Amendment to the Administrative Agent.

Section 4.2 Absence of Default. No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date.

Section 4.3 Representations and Warranties. The representations and warranties of Borrower in the Loan Documents shall be true and correct in all material respects as of the Second Amendment Effective Date, except for representations and warranties that expressly related to an earlier date in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

Section 4.4 Closing Certificate. The Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and executed by a duly authorized officer of Borrower certifying as to the matters set forth in Sections 4.2 and 4.3.

Section 4.5 Secretary’s Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received:

(a) a certificate of Borrower, dated the Second Amendment Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify as to the attached resolutions of its Board of Directors authorizing the execution, delivery and performance of this Amendment and the other Loan Documents and certificates to which it is a party that are required to be executed and delivered as of the Second Amendment Effective Date, (B) identify by name and title and bear the signatures of the officers of Borrower authorized to sign this Amendment and such other Loan Documents, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of Borrower certified by the relevant authority of the jurisdiction of organization of Borrower (which certification shall confirm the payment of all franchise taxes) and a true and correct copy of its by-laws; and

(b) a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of Borrower, dated reasonably near the Second Amendment Effective Date, which shall certify Borrower is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation or formation.

Section 4.6 Fees and Expenses.

(a) Borrower shall pay to the Administrative Agent, for the account of each Lender (including Bank of America) who provides a counterpart of this Amendment to the Administrative Agent by 5:00 p.m., New York time, on July 3, 2014, a total fee (the “Amendment Fee”) equal to 0.10% of the aggregate principal amount of such Lender’s Commitment as of the date hereof. The Amendment Fee shall be earned, due and payable in full on the Second Amendment Effective Date.

(b) Borrower shall have paid all other invoiced, reasonable fees and out-of-pocket expenses to be paid to the Administrative Agent in accordance with the terms of the Loan Agreement that are earned, due and payable on the Second Amendment Effective Date.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations and Warranties. To induce the Administrative Agent to enter into this Amendment, Borrower represents and warrants that:

(a) Organization. Borrower (a) is a corporation duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, (b) is duly qualified and in good standing as a foreign corporation or company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect, and (c) has all requisite corporate power and authority to enter into this Amendment.

(b) Powers. The execution, delivery and performance by Borrower of this Amendment is within Borrower’s corporate powers, have been duly authorized by all necessary corporate action.

(c) Due Execution. This Amendment has been duly executed and delivered by Borrower. This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Effect of Amendment.

(a) On and after the date hereof, each reference in the Credit Agreement or the Security Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement or the Security Agreement, and each reference in the other transaction documents to the “Credit Agreement”, “Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement or the Security Agreement, shall mean and be a reference to the Credit Agreement or the Security Agreement, as applicable, as modified by this Amendment. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(b) The Credit Agreement and the Security Agreement, as specifically amended by this Amendment, and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents, all of the Collateral described therein, and all of the Liens on the Collateral granted therein, in each case do and shall continue to secure the payment of all Secured Obligations of the Borrower under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 6.2 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article IV, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 6.3 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE.

(a) GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in paragraph (b) of this Section 6.3. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) To the extent permitted by law, each party to this Amendment hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (return receipt requested) directed to it at its address for notices as provided for in Section 9.01 of the Credit Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 6.4 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.

Section 6.5 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 6.6 Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable, documented out-of-pocket expenses incurred in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

Section 6.7 Intercreditor Agreement; Release of Used Truck Collateral. Each Lender (a) authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement, (b) acknowledges the terms of the amendment to Section 9.18 of the Credit Agreement and authorizes and directs the Administrative Agent to release its security interest in the Used Truck Collateral in accordance with the terms of the amendment to Section 9.18 of the Credit Agreement and (c) acknowledges the terms of Section 7 of the Intercreditor Agreement and authorizes and directs the Administrative Agent to enter into an amendment or amendments to the Intercreditor Agreement as described therein without further consent of such Lender.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

NAVISTAR, INC.

By:	/s/ Jim Moran
Name: Jim Moran
Title: SVP & Treasure

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as the Administrative Agent

By:	/s/ Thomas J. Brennan
Name: Thomas J. Brennan
Title: Senior Vice President

[Signature Page to Amendment No. 2]

BANK OF AMERICA, N.A.,
as Lender and as Issuing Bank

By:	/s/ Thomas J. Brennan
Name: Thomas J. Brennan
Title: Senior Vice President

[Signature Page to Amendment No. 2]

WELLS FARGO CAPITAL FINANCE, LLC,
as Lender

By:	/s/ David Klages
Name: David Klages
Title: Senior Vice President

[Signature Page to Amendment No. 2]

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Richard W. Duker
Name: Richard W. Duker
Title: Managing Director

[Signature Page to Amendment No. 2]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Lender

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

SIEMENS FINANCIAL SERVICES, INC.,
as Lender

By:	/s/ James Tregillies
Name: James Tregillies
Title: Vice President

By:	/s/ Paul Ramseur
Name: Paul Ramseur
Title: Vice President/Head of Risk Mgt.

[Signature Page to Amendment No. 2]

GOLDMAN SACHS BANK USA,
as Lender

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

Annex A

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

[See attached.]

Borrowing Certificate

Navistar, Inc. Report #: Report Date:	Parts	Grand Total
Gross (per perpetuals) (in $000’s)
Ineligible

Eligible Inventory
Advance Rate (lesser of 65% or 85% NOLV)

Gross Available

Gross-After Category Limits

Less:
Reserve for A/P Contra
Rent Reserve (3 mo’s)

Subtotal Reserves (Limited to $3.75MM)

Availability before Line Limit

Suppressed Availability

Availability Net of Suppressed
Less: Reserves in Excess of $3.75MM

Less: Liquidity Block
Net Availability
Less: Total Revolving Loan Balance
Less: Letters of Credit
Plus - Amount in Designated LC Collateral Account (not to exceed $40MM)
Adjusted Excess Availability

Appraised NOLV
NOLV @ 85%

The company named in the box above labeled “Navistar, Inc.” (the “Company”), by its duly authorized officer signing below, hereby certifies that (a) the information set forth in this certificate is true and correct as of the date(s) indicated herein and (b) the Company is in compliance with all terms and provisions contained in (i) the loan or other agreement between the Company and Bank of America NA pursuant to which this certificate is delivered (the “Agreement”) and (ii) any and all documents, instruments and agreements evidencing, governing or securing the Agreement or otherwise executed in connection therewith.

Prepared by:

Authorized Signature:

(1)	If this document is being transmitted electronically, the Borrower acknowledges that by entering the name of its duly authorized officer on the Certificate, that officer has reviewed the Certificate and affirmed the representations, warranties and certifications referenced above.

Bank of America Business Capital Field Examination

AS OF THE EXAM CUT-OFF DATE

CONSOLIDATING AVAILABILITY SCHEDULE	CURR. EXAM
(Use $000’s)
Navistar, Inc.		Parts Distribution Centers (PDC)
INVENTORY: (Includes In-Transit)
Inter-Company Profit in Inventory
Ineligible Inventory

Unexplained Variance in Reconciliation
Service Parts (perpetual)
Consigned inventory (perpetual)
DSW/NON-Lost Material Warehouses (perpetual)
RTV-Retun to Vendor Warehouse (perpetual)
Obsolete, Slow Moving & Surplus Calcs (GL & Actual)-RM
Obsolete, Slow Moving & Surplus Calcs Newstream Replumb Kits
Book Std. to Actual Cost Write-down-LCM (GLvsPerp)
Repossessed Trucks
Sold in Progress Trucks
Inventory Located at Leyden River Grove, IL (no CAA yet)
Inventory Located at Express West Chicago, IL (no CAA yet)
Inventory Revaluation Contra (GL)
Perpetual to GL Overstatement
In-Transit (On Water, 3rd Party Suppliers, between PDCs)
Suppliers’ Inventory

Total Ineligible Inventory
Net Eligible Inventory

Advance Rates (Lesser of 65% or 85% of NOLV)
Inventory Availability

TOTAL INVENTORY AVAILABILITY

Reserves

Less: Rent Reserve (3 months)
Less: A/P to O/S Processors without Access Agreements
Less: Reserve for A/P Contra
Reserves in excess of $3,750

Total Reserves

Total Inventory Availability After Reserves

Total Inventory Availability

Maximum US Revolver

US Availability Before Liquidity Block
Less: Availability Block (Greater of 20% or $30MM)
Less: Reserves in excess of $3,750M

Inventory / US Availability

Total Availability Before Letters of Credit
Less: Total Revolving Balance
Less: Letters of Credit
Plus: Amt in Designated Cash Collateral Acct (limited to $40MM)

NET AVAILABILITY (SHORTFALL)

Suppressed Availability Calculation:
AR Availability
Inventory Availability

Total Availability

AR Limit
Inventory Limit

Total Limit

M1 Consolidating Avail

Annex B

EXHIBIT E

FORM OF LETTER OF CREDIT REQUEST

[See attached.]

EXHIBIT E

FORM OF LETTER OF CREDIT REQUEST

[Applicable Issuing Bank],1

as Issuing Bank

Attention:               [Name]

                                [Address]

                                Fax: [—]

with a copy to:       Bank of America, N.A.,

                                 as Administrative Agent for the Lenders referred to below

Attention: [    ]

[Date]

Ladies and Gentlemen:

We hereby request that [—]2, as an Issuing Bank, in its individual capacity, issue a [Standby][Commercial] Letter of Credit on [—]3, which Letter of Credit shall be denominated in Dollars, shall be in the aggregate amount of [—]4 and shall be for the account of Borrower. For the purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Amended and Restated ABL Credit Agreement dated as of August 17, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Navistar, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as administrative agent for the Lenders thereunder (“Bank of America” or, together with any successor administrative agent appointed pursuant thereto, in such capacity and including any permitted successor or assign, the “Administrative Agent”), and the other parties party thereto, shall have the respective meaning assigned to such terms in the Credit Agreement. The beneficiary of the requested Letter of Credit is [—]5, and such Letter of Credit will have a stated expiration date of [—]6.

[1]	Insert name and address of the applicable Issuing Bank.
[2]	Insert name of the applicable Issuing Bank.
[3]	Insert date of issuance, which must be a Business Day.
[4]	Insert aggregate initial amount of the Letter of Credit.
[5]	Insert name and address of beneficiary.
[6]	Date may not be later than the date referred to in Section 2.06(c) of the Credit Agreement.

Ex. E-1

The undersigned hereby certifies in his capacity as an officer of the Borrower, and not individually, that both immediately before and immediately after giving effect to the issuance of the Letter of Credit requested hereby, (a) (i) Exposure does not exceed the Available Commitments and (ii) Adjusted Exposure does not exceed the lesser of (x) the Available Commitments and (y) the Borrowing Base (based on the most recently reported Borrowing Base calculation),7 and (b) the issuance of such Letter of Credit (and the incurrence or existence of the Liens created pursuant to the Loan Documents) is permitted under all material Debt of Borrower (including (i) the 2009 Senior Note Indenture, including Section 3.10(c) thereof, (ii) the 2009 Senior Subordinated Convertible Note Indenture, (iii) the Recovery Zone Bonds Loan Agreements, including Section 4.07(c) thereof, (iv) the Term Loan Agreement and (v) any other material Debt for Borrowed Money of or binding upon Borrower or its properties) and that no default or event of default thereunder would immediately arise as a result of such or issuance, amendment, renewal, extension or conversion.

NAVISTAR, INC., as Borrower

By:
Name:
Title:

[7]	Company to attach reasonably detailed calculations in support of clauses (a)(i) and (a)(ii).

Ex. E-2

Annex C

FORM OF INTERCREDITOR AGREEMENT

[See attached.]

EXECUTION VERSION

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”), dated as of July     , 2014, among Navistar, Inc., a Delaware corporation (the “Company”), Navistar Financial Corporation, a Delaware corporation, as lender under the Used Truck Note referred to below (together with its successors and permitted assigns and any person designated as a representative of the holders of any Used Truck Obligations in any refinancing or replacement thereof, in such capacity the “Used Truck Lender”), and Bank of America, N.A., as administrative agent under the ABL Credit Agreement referred to below (together with its successors and permitted assigns and any person designated as a representative of the holders of any ABL Obligations in any refinancing or replacement thereof, in such capacity, the “ABL Agent”). Capitalized terms used this Agreement have the meanings assigned to them in Section 1 below.

WHEREAS, the Company has entered into (a) that certain Amended and Restated ABL Credit Agreement, dated as of August 17, 2012 (as amended by that certain Amendment No. 1, dated as of April 2, 2013, among the Company, the lenders party thereto and the ABL Agent, as further amended by that certain Amendment No. 2, dated as of July 3, 2014 (the “Second Amendment to ABL Credit Agreement”), among the Company, the lenders party thereto and the ABL Agent, and as further amended, restated, supplemented or otherwise modified from time to time, or as the same may be replaced or refinanced from time to time, the “ABL Credit Agreement”), among the Company, as borrower, the ABL Agent, and the lenders party thereto; and (b) that certain Used Truck Financing Secured Note, dated as of July     , 2014, among the Company, as borrower, and the Used Truck Lender (as amended, refinanced, restated, supplemented or otherwise modified from time to time, the “Used Truck Note”).

WHEREAS, it is a requirement under the Second Amendment to ABL Credit Agreement and the Used Truck Note that the ABL Agent subordinate its Liens in the Used Truck Collateral to the Liens in favor of the Used Truck Lender securing the Used Truck Note;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ABL Agent” has the meaning set forth in the introductory statement.

“ABL Collateral” means Collateral (as defined in the ABL Credit Agreement).

“ABL Credit Agreement” has the meaning set forth in the recitals hereto.

“ABL Documents” means the ABL Credit Agreement and the other Loan Documents (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations under the ABL Credit Agreement and the Loan Documents (as defined in the ABL

1

Credit Agreement), including any intercreditor or joinder agreement among holders of ABL Obligations, in each case to the extent such are effective at the relevant time and as each may be amended, supplemented, modified or refinanced from time to time.

“ABL Obligations” means all “Secured Obligations” as defined in the ABL Credit Agreement (or any comparable definition).

“ABL Secured Parties” means collectively, the “Lenders” and the “Secured Parties” (each as defined in the ABL Credit Agreement or any comparable definition) or any Persons that are designated under the ABL Documents as “ABL Secured Parties” for purposes of this Agreement.

“Agreement” has the meaning set forth in the introductory statement.

“Bankruptcy Law” means Title 11, U.S. Code, as amended from time to time, or any similar foreign, federal or state law for the relief of debtors, including all rules and regulations promulgated thereunder.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” has the meaning set forth in the recitals hereto.

“Discharge of ABL Obligations” means (a) payment in full in cash of the principal of, and interest (including any Post-Petition Interest) and premium (if any) on, all indebtedness outstanding under the ABL Documents, (b) payment in full in cash of all other ABL Obligations that are due and payable or otherwise accrued and occurring at or prior to the time such principal and interest are paid, (c) cash collateralization of (in an amount and on terms acceptable to the ABL Agent in its discretion) or delivery of a standby letter of credit acceptable to the ABL Agent in its discretion, all LC Obligations (as defined in the ABL Credit Agreement), (d) termination or expiration of all commitments and obligations to lend and to issue Letters of Credit (as defined in the ABL Credit Agreement) under the ABL Documents, and (e) with respect to any ABL Obligations that are inchoate or contingent in nature, but for which a claim has been asserted under the ABL Documents, cash collateralization of (in an amount and on terms acceptable to the ABL Agent in its discretion) or delivery of a standby letter of credit acceptable to the ABL Agent in its discretion.

“Discharge of Used Truck Financing Obligations” means (a) payment in full in cash of the principal of, and interest (including any Post-Petition Interest) and premium (if any) on, all indebtedness outstanding under the Used Truck Financing Documents, (b) payment in full in cash of all other Used Truck Financing Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) with respect to any Used Truck Financing Obligations that are inchoate or contingent in nature, but for which a claim has been asserted under the Used Truck Financing Documents, cash collateralization of (in an amount and on terms reasonably satisfactory to the Used Truck Lender) or delivery of a standby letter of credit acceptable to the Used Truck Lender in its discretion and (d) termination or expiration of all commitments and obligations to lend under the Used Truck Financing Documents.

2

“Insolvency Proceeding” means any case or proceeding or proposal commenced by or against a Person under any Bankruptcy Law for, or any agreement of such Person to, (a) the entry of an order for relief or otherwise seeking relief under any Bankruptcy Law; (b) the appointment of a receiver, interim receiver, monitor, sequestrator, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; or (c) a general assignment for the benefit of creditors.

“Lien” means any lien, security interest, encumbrance or other charge of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of such Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Secured Parties” means collectively, the ABL Agent, the ABL Secured Parties and the Used Truck Lender.

“Used Truck Collateral” means (a) all Used Truck Inventory, (b) all Used Truck Receivables, (c) the Used Truck Collection Accounts, (d) all funds or financial assets (including Investment Property, cash or cash equivalents) credited to any Used Truck Collection Account solely to the extent that such funds or financial assets do not constitute identifiable Proceeds of ABL Collateral (other than ABL Collateral described in clauses (a), (b), (c), (e) and (f) of this definition), (e) all books and records, customer lists, credit files, computer files, programs, printouts and other computer records related solely to the foregoing and any General Intangibles at any time evidencing or relating solely to any of the foregoing, and (f) all insurance proceeds and products solely of the foregoing, and all Proceeds solely of the foregoing, in each case whether now owned or hereafter acquired by the Company, in which a Lien is granted or purported to be granted at any time to (x) the ABL Agent or (y) the Used Truck Lender.

3

“Used Truck Collection Accounts” means each of the following:

Name of Account	Account Bank	Account Number
Tampa UTC 329	Bank of America, N.A.
Conley UTC 330	Bank of America, N.A.
Charlotte UTC 332	Bank of America, N.A.
Baltimore UTC 333	Bank of America, N.A.
Philadelphia UTC 345	Bank of America, N.A.
Nashville UTC 358	Bank of America, N.A.
Kansas City UTC 407	Bank of America, N.A.
Sacramento UTC 356	Bank of America, N.A.
Denver UTC 337	JPMorgan Chase Bank, N.A.
Detroit UTC 341	JPMorgan Chase Bank, N.A.
Indy UTC 343	JPMorgan Chase Bank, N.A.
Ohio UTC 349	JPMorgan Chase Bank, N.A.
Shreveport UTC 607	JPMorgan Chase Bank, N.A.
Melrose Park UTC 616	JPMorgan Chase Bank, N.A.

“Used Truck Financing Documents” means the Used Truck Note and the other Loan Documents (as defined in the Used Truck Note) and each of the other agreements, documents and instruments providing for or evidencing any Used Truck Financing Obligations, and any other document or instrument executed or delivered at any time in connection with any Used Truck Financing Obligations under the Used Truck Note and the Loan Documents (as defined in the Used Truck Note), in each case to the extent such are effective at the relevant time and as each may be amended, supplemented, modified or refinanced from time to time.

“Used Truck Financing Obligations” means all “Obligations” as defined in the Used Truck Note (or any comparable definition).

“Used Truck Inventory” means Inventory consisting of (A) trucks for which a certificate of title has been previously issued to a third party and which have been previously owned by a third party and (B) to the extent not included in clause (A), used trucks identified as such on the books and records of the Company.

“Used Truck Lender” has the meaning set forth in the introductory statement.

“Used Truck Note” has the meaning set forth in the recitals hereto.

“Used Truck Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money arising from the sale or other disposition of Used Truck Inventory, or that are otherwise derived from the sale or other disposition of Used Truck Inventory.

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“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Accounts”, “Chattel Paper”, “Documents”, “Instruments”, “Inventory”, “Investment Property” and “Proceeds” shall each have the meaning for such term as set forth in Article 9 of the UCC.

2. Priorities.

(a) Notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any of the Liens granted (or purported to be granted) to the Secured Parties on any Used Truck Collateral, (ii) any provisions of the UCC, Bankruptcy Law, any applicable law or any financing document, (iii) whether any Secured Party, either directly or through agents, holds possession of, or has control over, all or any part of the Used Truck Collateral, (iv) any subordination, voiding, avoidance, invalidation or lapse of any Lien on all or any part of the Used Truck Collateral, (v) any defect or deficiencies in, or failure to perfect, any such Liens on all or any part of the Used Truck Collateral or (vi) any other circumstance of any kind or nature whatsoever, the Liens on the Used Truck Collateral securing the ABL Obligations (such Lien, the “Junior Lien”) shall be junior and subordinated in all respects to the Liens on the Used Truck Collateral securing the Used Truck Financing Obligations. The ABL Agent and the ABL Secured Parties agree that they shall (x) have no rights with respect to the Used Truck Collateral other than to hold the Junior Lien and to receive a share of the Proceeds thereof, if any, after the Discharge of Used Truck Financing Obligations has occurred and (y) not be entitled to take any enforcement action with respect to any Lien, claim or rights and remedies in respect of the Used Truck Collateral other than actions authorized by this Agreement, in each case unless and until the Discharge of Used Truck Financing Obligations has occurred; provided that nothing in this Agreement shall limit the right of the ABL Agent or the ABL Secured Parties to enforce this Agreement.

(b) Notwithstanding anything herein to the contrary, any of the ABL Agent and the ABL Secured Parties may:

(i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency Proceeding has been commenced by or against Borrower;

(ii) take any action (not adverse to the priority status of the Liens on the Used Truck Collateral securing the Used Truck Financing Obligations (giving effect to this Agreement), or the rights of the Used Truck Lender to exercise rights or remedies in respect thereof (it being understood that any objection to a sale of Used Truck Collateral by Borrower that is not objected to by the Used Truck Lender, or any objection to any related sale process

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(including any sale or bidding procedures motion), shall be deemed to be adverse to the priority status of the Liens on Used Truck Collateral) in order to create, prove, perfect, preserve or protect its Lien on any of the Used Truck Collateral;

(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Agent or the ABL Secured Parties, including any claims secured by the Used Truck Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Borrower arising under any ABL Document, Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Obligations;

(vi) exercise any of its rights or remedies with respect to any of the Used Truck Collateral after the Discharge of Used Truck Financing Obligations has occurred; and

(vii) make a cash bid on all or any portion of the Used Truck Collateral in any foreclosure proceeding or action.

3. Enforcement by Used Truck Lender. So long as the Discharge of Used Truck Financing Obligations has not occurred and whether or not any Insolvency Proceeding has been commenced by or against the Company, as between the Used Truck Lender on the one hand and the ABL Agent and the ABL Secured Parties on the other hand, the Used Truck Lender shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Used Truck Collateral without any consultation with or the consent of the ABL Agent or any ABL Secured Party. In exercising rights and remedies with respect to the Used Truck Collateral, the Used Truck Lender may enforce the provisions of the Used Truck Financing Documents, and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Used Truck Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under any Bankruptcy Law. The ABL Agent, for itself and on behalf of each applicable ABL Secured Party, hereby waives any and all rights it or any ABL Secured Party may have to object to the manner in which the Used Truck Lender seeks to enforce its Liens on any of the Used Truck Collateral until the Discharge of Used Truck Financing Obligations has occurred.

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4. Payments Over. So long as the Discharge of Used Truck Financing Obligations has not occurred, the ABL Agent, on behalf of itself and each applicable ABL Secured Party, agrees that it will not take or receive any Used Truck Collateral or any Proceeds of Used Truck Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Used Truck Collateral. Any Used Truck Collateral or Proceeds thereof received by the ABL Agent or any ABL Secured Party in connection with the exercise of any right or remedy (including set-off) against any Used Truck Collateral in contravention of this Agreement prior to the Discharge of Used Truck Financing Obligations shall be segregated and held in trust for the benefit of, and forthwith paid over to, the Used Truck Lender (and/or its designee) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Used Truck Lender is hereby authorized to make any such endorsements as agent for the ABL Agent or any ABL Secured Party. This authorization is coupled with an interest and is irrevocable until the Discharge of Used Truck Financing Obligations has occurred.

5. Releases of Lien.

(a) Upon any release, sale or disposition of any Used Truck Collateral that results in the release of the Liens on such Used Truck Collateral securing the ABL Obligations or the Liens on such Used Truck Collateral securing the Used Truck Obligations and that is (i) permitted pursuant to the terms of the ABL Documents and the Used Truck Financing Documents, or (ii) effected pursuant to an exercise of remedies (including set-off and the right to credit bid their debt) by the Used Truck Lender, the Junior Lien on such Used Truck Collateral shall be automatically and unconditionally released.

(b) Upon the payment in full of the ABL Obligations (subject to Section 11 hereof, and other than with respect to a replacement or refinancing thereof), the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that the Junior Lien shall be automatically and unconditionally released.

(c) Until the Discharge of Used Truck Financing Obligations, the ABL Agent shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Used Truck Lender shall reasonably request to evidence any release of the Junior Lien pursuant to the preceding clauses (a) and (b). The ABL Agent hereby appoints the Used Truck Lender and any officer or duly authorized person of the Used Truck Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the Used Truck Lender’s own name; provided that such power of attorney must be exercised in the Used Truck Lender’s reasonable discretion, solely for the purposes of carrying out the release of the Junior Lien described hereunder, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary to accomplish the purposes of this Section 5 solely with respect to the Used Truck Collateral, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

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6. Obligations Unconditional. All rights, interests, agreements and obligations of the Used Truck Lender, and the ABL Agent and the ABL Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of the any ABL Document or any Used Truck Financing Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or the Used Truck Financing Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Document or of the terms of any Used Truck Financing Document;

(c) any exchange of any security interest in any Used Truck Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or the Used Truck Financing Obligations or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding in respect of the Company; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company in respect of the ABL Obligations or the Used Truck Financing Obligations.

7. Amendments and Waivers. No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of the ABL Agent and the Used Truck Lender. Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. From time to time, at the request of the Used Truck Lender, the ABL Agent and the Used Truck Lender agree to amend this Agreement to the extent necessary to permit the Used Truck Lender to securitize all or any part of its interest in the Used Truck Financing Obligations so long as any such amendment is technical in nature and does not alter in any material respect the rights, remedies and obligations of the parties hereto.

8. Effectiveness in Insolvency Proceedings. This Agreement shall be applicable prior to and after the commencement of any Insolvency Proceeding. All references herein to the Company shall apply to any trustee or receiver for the Company and the Company as debtor in possession. This Agreement is intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. The relative rights as to the Used Truck Collateral shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Company.

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9. Specific Performance. The Used Truck Lender may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and each applicable ABL Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Used Truck Lender with respect to this Agreement.

10. Continuing Nature of this Agreement; Termination; Reinstatement; Severability.

(a) This Agreement shall continue to be effective until either the Discharge of ABL Obligations has occurred or the Discharge of Used Truck Financing Obligations has occurred. This is a continuing agreement of Lien subordination and the Used Truck Lender may continue, at any time and without notice to the ABL Agent or any ABL Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company constituting Used Truck Financing Obligations, and the ABL Secured Parties may continue, at any time and without notice to the Used Truck Lender, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company constituting ABL Obligations, in each case in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.

(b) Subject to the next sentence of this clause (b), upon the earlier to occur of the Discharge of ABL Obligations and the Discharge of Used Truck Financing Obligations, this Agreement shall terminate and be of no further force and effect. Each party hereto agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any ABL Obligation or Used Truck Financing Obligation is rescinded or must otherwise be restored by the ABL Agent, the Used Truck Lender or any other Secured Party upon the bankruptcy or reorganization of the Company or otherwise.

(c) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

11. When Discharge Deemed Not to Have Occurred. Upon a refinancing of the ABL Documents or the Used Truck Financing Documents, as applicable, no Discharge of ABL Obligations or Discharge of Used Truck Financing Obligations, as applicable, shall be deemed to occur, and the obligations under such refinancing of such documents shall automatically be treated as ABL Obligations or Used Truck Financing Obligations, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Used Truck Collateral set forth herein.

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12. Relative Rights. This Agreement governs the rights as between the Used Truck Lender on the one hand and the ABL Agent and the ABL Secured Parties on the other hand.

13. No Third Party Beneficiaries. No party shall be a third party beneficiary of this Agreement.

14. Notices.

(a) subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)	if to the Company:

Navistar, Inc.

2701 Navistar Drive

Lisle, IL 60532 4201

Attention: Treasurer

Facsimile No: (331) 332-2573

Email: jim.moran@navistar.com

Copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: Maureen Sweeney, P.C. and Michelle Kilkenney

Phone: (312) 862-2000

Facsimile No.: (312) 862-2200

Email: msweeney@kirkland.com and

            mkilkenney@kirkland.com

(ii)	if to the ABL Agent, at:

Bank of America Business Capital

135 South LaSalle, 4th Floor

Mail Code: IL4-135-04-25

Chicago, IL 60603

Attention: Thomas J. Brennan

Facsimile No.: (312) 992-9609

Email: thomas.brennan@baml.com

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(iii)	if to the Used Truck Lender, at:

Navistar Financial Corporation

2701 Navistar Drive

Lisle, IL 60532 4201

Attention: Mary Ellen Kummer

Facsimile No: (331) 332-4401

Email: maryellen.kummer@navistar.com

Copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn: Maureen Sweeney, P.C. and Michelle Kilkenney

Phone: (312) 862-2000

Facsimile No.: (312) 862-2200

Email: msweeney@kirkland.com and

mkilkenney@kirkland.com

All such notices and other communications (x) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (y) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient. The ABL Agent and the Used Truck Lender may rely upon any notices purportedly given by or on behalf of the Company even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. The Company shall indemnify and hold harmless each Secured Party from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of the Company, except to the extent arising from such Secured Party’s gross negligence, willful misconduct or bad faith as found in a final, non-appealable judgment by a court of competent jurisdiction.

(b) Notices and other communications to the Secured Parties hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures approved by the ABL Agent and the Used Truck Lender. The ABL Agent, Used Truck Lender and the Company will agree to accept notices and other communications to it hereunder by electronic “pdf” communications or other electronic transmissions of actual signed documents which shall be directed to the specific name of the individual person previously identified by the ABL Agent or the Used Truck Lender, as applicable, to receive such notice and otherwise pursuant to procedures that may be approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to the e-mail address of the specific individual person specified previously identified by the ABL Agent or the Used Truck

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Lender, as applicable, to receive such notice shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.

15. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by each party hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

16. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Used Truck Lender or the ABL Agent may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 16. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d) To the extent permitted by law, each party to this Agreement hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (return receipt requested) directed to it at its address for notices as provided for in Section 14 to this Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

17. WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

Remainder of page intentionally left blank.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION, as Used Truck Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as ABL Agent

By:
Name:
Title:

[Signature Page to Subordination Agreement]

ACKNOWLEDGED AND AGREED:

NAVISTAR, INC.

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]